Exhibit 10.23

MASCOMA CORPORATION

SECOND AMENDMENT

TO

2006 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors and the stockholders of Mascoma Corporation, a Delaware corporation (the “Corporation”), approved and adopted the Corporation’s 2006 Stock Incentive Plan (the “Plan”) on October 26, 2007;

WHEREAS, the Board of Directors of the Company approved and adopted the Corporation’s First Amendment to the Plan (the “First Amendment”) on January 10, 2010 and the stockholders of the Company approved and adopted the First Amendment on January 25, 2010; and

WHEREAS, pursuant to Section 18 of the Plan, as amended by the First Amendment (the “Current Plan”), the Board of Directors and the stockholders of the Corporation have determined to amend the Current Plan to increase the maximum number of shares of Common Stock (as defined in the Current Plan) that may be issued under the Current Plan as set forth herein.

NOW, THEREFORE, the Current Plan is amended as follows:

1.	Amendment to the Current Plan.

Section 4 of the Current Plan is hereby amended and restated in its entirety to read as follows:

“Stock Subject to Plan. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is 14,250,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such repurchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.”

2.	Miscellaneous.

2.01. Effect. Except as amended hereby, the Current Plan shall remain in full force and effect.

2.02. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Current Plan unless the context clearly indicates or dictates a contrary meaning.

2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of law rules.

ADOPTED BY BOARD OF DIRECTORS: August 12, 2010

APPROVED BY STOCKHOLDERS: August 12, 2010